PRESS RELEASE For immediate release

NVE Corporation Reports Third Quarter Results and
Announces Stock Repurchase Program

EDEN PRAIRIE, Minn.—January 21, 2009—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and nine months ended December 31, 2008.

Total revenue for the third quarter of fiscal 2009 increased 23% to $5.88 million from $4.77 million in the prior-year quarter. The revenue increase was due to an 8% increase in product sales and a 150% increase in contract research and development revenue. Net income for the third quarter of fiscal 2009 increased 45% to $2.47 million, or $0.52 per diluted share, compared to $1.70 million, or $0.36 per diluted share, for the prior-year quarter.

For the first nine months of fiscal 2009, total revenue increased 14% to $16.5 million from $14.5 million for the first nine months of fiscal 2008. The revenue increase for the first nine months of fiscal 2009 was due to a 9% increase in product sales and a 49% increase in contract research and development revenue. Net income for the first nine months of fiscal 2009 was $6.67 million, or $1.40 per diluted share compared to $4.93 million, or $1.04 per diluted share, for the first nine months of fiscal 2008.

“Despite a challenging economic environment, increases in product sales and contract research and development revenue drove record net income in the third quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

The company also announced today that its Board of Directors authorized the repurchase of up to $2.5 million of the company’s common stock from time to time in open market, block, or privately negotiated transactions. The timing and extent of any repurchases will depend on market conditions, the trading price of the company’s stock, and other factors, and subject to the restrictions relating to volume, price, and timing under applicable law. The repurchase program may be modified or discontinued at any time without notice. The company intends to finance any stock repurchases through cash provided by operating activities.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                           NVE CORPORATION
                        STATEMENTS OF INCOME
 QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2008 AND 2007 (Unaudited)

                                            Quarter Ended December 31
                                                2008          2007
                                            ------------  ------------
 Revenue
  Product sales                             $  4,596,948  $  4,249,809
  Contract research and development            1,287,165       515,716
                                            ------------  ------------
 Total revenue                                 5,884,113     4,765,525
 Cost of sales                                 1,763,090     1,663,045
                                            ------------  ------------
 Gross profit                                  4,121,023     3,102,480
 Expenses
  Selling, general, and administrative           508,953       492,771
  Research and development                       258,998       347,344
                                            ------------  ------------
 Total expenses                                  767,951       840,115
                                            ------------  ------------
 Income from operations                        3,353,072     2,262,365
 Interest income                                 306,814       259,865
 Other income                                        800        62,930
                                            ------------  ------------
 Income before taxes                           3,660,686     2,585,160
 Provision for income taxes                    1,192,282       882,867
                                            ------------  ------------
 Net income                                 $  2,468,404  $  1,702,293
                                            ============  ============
 Net income per share - basic               $       0.53  $       0.37
                                            ============  ============
 Net income per share - diluted             $       0.52  $       0.36
                                            ============  ============
 Weighted average shares outstanding
  Basic                                        4,665,333     4,637,275
  Diluted                                      4,783,633     4,764,430
 Supplemental financial data
  Stock-based compensation                  $      5,598  $      5,598
  Cash paid for income taxes                $  1,175,000  $    725,000

                                                 Nine Months Ended
                                                    December 31
                                                2008          2007
                                            ------------  ------------
 Revenue
  Product sales                             $ 14,015,651  $ 12,830,771
  Contract research and development            2,460,038     1,648,657
                                            ------------  ------------
 Total revenue                                16,475,689    14,479,428
 Cost of sales                                 4,918,140     4,956,973
                                            ------------  ------------
 Gross profit                                 11,557,549     9,522,455
 Expenses
  Selling, general, and administrative         1,623,810     1,631,936
  Research and development                       925,893     1,169,018
                                            ------------  ------------
 Total expenses                                2,549,703     2,800,954
                                            ------------  ------------
 Income from operations                        9,007,846     6,721,501
 Interest income                                 838,323       731,243
 Other income                                      4,200        62,930
                                            ------------  ------------
 Income before taxes                           9,850,369     7,515,674
 Provision for income taxes                    3,178,968     2,581,272
                                            ------------  ------------
 Net income                                 $  6,671,401  $  4,934,402
                                            ============  ============
 Net income per share - basic               $       1.43  $       1.06
                                            ============  ============
 Net income per share - diluted             $       1.40  $       1.04
                                            ============  ============
 Weighted average shares outstanding
  Basic                                        4,656,758     4,634,102
  Diluted                                      4,774,925     4,761,112
 Supplemental financial data
  Stock-based compensation                  $     81,074  $    164,008
  Cash paid for income taxes                $  2,806,000  $  2,209,313

                            NVE CORPORATION
                            BALANCE SHEETS
                    DECEMBER 31 AND MARCH 31, 2008

                                             (Unaudited)
                                              Dec. 31,      March 31,
                                                2008          2008
                                            ------------  ------------
 ASSETS
 Current assets
  Cash and cash equivalents                 $  2,438,109  $  1,885,867
  Marketable securities, short term              498,835       795,728
  Accounts receivable, net of allowance for
   uncollectible accounts of $15,000           2,699,346     3,226,027
  Inventories                                  2,462,098     2,456,804
  Deferred tax assets                            509,271       453,405
  Prepaid expenses and other assets              614,516       529,616
                                            ------------  ------------
 Total current assets                          9,222,175     9,347,447
 Fixed assets
  Machinery and equipment                      5,328,531     5,205,288
  Leasehold improvements                         450,546       436,794
                                            ------------  ------------
                                               5,779,077     5,642,082
  Less accumulated depreciation                4,356,826     4,276,680
                                            ------------  ------------
 Net fixed assets                              1,422,251     1,365,402
 Marketable securities, long term             29,179,003    22,055,279
                                            ------------  ------------
 Total assets                               $ 39,823,429  $ 32,768,128
                                            ============  ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
  Accounts payable                          $    405,815  $    434,808
  Accrued payroll and other                      612,011       632,338
  Deferred revenue                               125,000       187,500
                                            ------------  ------------
 Total current liabilities                     1,142,826     1,254,646

 Shareholders' equity
  Common stock                                    46,653        46,387
  Additional paid-in capital                  19,100,787    18,539,538
  Accumulated other comprehensive income          37,363       103,158
  Retained earnings                           19,495,800    12,824,399
                                            ------------  ------------
 Total shareholders' equity                   38,680,603    31,513,482
                                            ------------  ------------
 Total liabilities and shareholders' equity $ 39,823,429  $ 32,768,128
                                            ============  ============